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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 10, 2003

                          COMMONWEALTH INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                   13-3245741
(State of incorporation)                  (I.R.S. Employer Identification No.)

          500 West Jefferson Street
               19th Floor
       Louisville, Kentucky                                  40202-2823
(Address of principal executive office)                      (Zip Code)

       Registrant's telephone number, including area code: (502) 589-8100

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Item 9.  Regulation FD Disclosure.

See the following press release, dated April 10, 2003, announcing that Steelworkers at Commonwealth's Lewisport Kentucky plant sign a new five-year labor contract:

NEWS RELEASE
                                        Contact:     Katherine R. Gould
                                                     Vice President
                                                     Organizational Development
                                                     (502) 589-8130


             STEELWORKERS AT COMMONWEALTH'S LEWISPORT KENTUCKY
                   PLANT SIGN NEW FIVE-YEAR LABOR CONTRACT


LOUISVILLE, Ky. (April 10, 2003) - Commonwealth Industries, Inc. (NASDAQ/NM:
CMIN) today announced that its employees represented by the United Steelworkers of America, Local 9443-01, have overwhelmingly ratified a five-year collective bargaining agreement that covers approximately 630 employees at the Company's rolling mill facility in Lewisport, Kentucky. This early labor agreement replaces the current agreement that was set to expire July 31, 2003.

         Both Union and Company officials emphasized the constructive working relationships that led to the contract. William R. Witherspoon, Vice President Aluminum Operations, said, "In light of the uncertain economic times and the financial stress faced by companies like Commonwealth in the aluminum industry, this was an opportune time for both parties to agree to a new five-year contract. This benefits not only our employees, but our customers, suppliers and communities." Mark V. Kaminski, President and Chief Executive Officer, said, "From our perspective, this is a positive underscore to the productive relationship that exists between the Company and the Union."

         United Steelworkers of America, District 8 Staff Representative Bobby Pierson said, "The professional atmosphere that was brought to the table by both parties was very refreshing and encouraging. There really seemed to be a sense of family ownership by the parties in these particular negotiations. The labor relations world could use more of this group's example."

         Commonwealth Industries is one of North America's leading manufacturers of aluminum sheet for distributors and the transportation, construction and consumer durables end-use markets. The Company has direct-chill casting facilities in Kentucky and continuous casting mini-mills in Ohio and California. Commonwealth also is a leading manufacturer of innovative electrical products through its Alflex operations in California and North Carolina. For more information about the Company, visit Commonwealth's website at www.ciionline.com.


         Certain statements set forth above may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding the Company's and its subsidiaries' expected future financial position, results of operation, cash flows, funds from operations, dividends, financing plans, business strategy, budgets, projected costs, capital expenditures, competitive positions and growth opportunities are forward-looking statements. Such forward-looking statements are based on management's current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company's actual results or performance to materially differ from any future results or performance expressed or implied by such statements. Such factors may include, without limitation, the effect of global economic conditions, the ability to achieve the level of cost savings or productivity improvements anticipated by management, the effect (including possible increases in the cost of doing business) resulting from war or terrorist activities or political uncertainties, the ability to successfully implement new marketing and sales strategies, the impact of competitive products and pricing, product development and commercialization, availability and cost of critical raw materials, product demand and market acceptance risks, capacity and supply constraints or difficulties, the success of the Company in implementing its business strategy, and other risks as detailed in the Company's various filings with the Securities and Exchange Commission.



                                      -END-

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    COMMONWEALTH INDUSTRIES, INC.

                                    By    /s/ Henry Del Castillo
                                          ----------------------------
                                          Henry Del Castillo
                                          Vice President Finance

Date: April 10, 2003